EXHIBIT 23.1

18012 Sky Park Circle, Suite 200 Irvine, California 92614 tel 949-852-1600 fax 949-852-1606 www.rjicpas.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-1 of our report dated April 5, 2021 relating to the consolidated financial statements of Guided Therapeutics, Inc. as of and for the years ended December 31, 2020 and 2019 and consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

 /s/ UHY LLP

Sterling Heights Michigan

September 28, 2021